UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2017

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22563	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification of Rights of Security Holders.

The information provided in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2017, SG Blocks, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State to effect a one-for-three reverse split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”), and the Reverse Stock Split became effective on February 28, 2017 (the “Effective Time”).

At the Effective Time, every three shares of the Company’s common stock issued and outstanding were automatically combined into one share of common stock, without any change in the par value per share. The Company will not issue any fractional shares in connection with the Reverse Stock Split. Instead, fractional shares will be rounded up to the next largest whole number. The Reverse Stock Split will not modify the rights or preferences of the common stock. Proportional adjustments have been made to the conversion and exercise prices of the Company’s convertible preferred stock and stock options and to the number of shares issued and issuable under the Company’s equity compensation plans and convertible debentures.

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC, is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

The Company has applied for listing on the Nasdaq Capital Market. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 78418A 307.

The foregoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation of SG Blocks, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2017

SG Blocks, Inc.

By:	/s/ Mahesh Shetty
Mahesh Shetty
Chief Financial Officer

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